                                                                     EXHIBIT 1.1

IF YOU ARE IN ANY DOUBT about any of the contents of this circular, you should obtain independent professional advice.

IF YOU HAVE SOLD OR TRANSFERRED all your shares in China Eastern Airlines Corporation Limited, you should at once hand this circular to the purchaser or the transferee or to the bank, licensed securities dealer or other agent through whom the sale or transfer was effected for transmission to the purchaser or the transferee.

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this circular, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.

--------------------------------------------------------------------------------

                                 [COMPANY LOGO]
               (A joint stock limited company incorporated in the People's Republic of China with limited liability)
                                (Stock code: 670)


                            DISCLOSEABLE TRANSACTIONS
                       (1) PURCHASE OF FIVE A319 AIRCRAFT
                                 BY THE COMPANY
                      (2) PURCHASE OF FIVE ERJ145 AIRCRAFT
                               BY JIANGSU AIRLINES

--------------------------------------------------------------------------------
                                    CONTENTS
--------------------------------------------------------------------------------


                                                                        Pages

DEFINITIONS   ..........................................................   1

LETTER FROM THE BOARD OF DIRECTORS .....................................   3

              Introduction..............................................   4

              A319 Aircraft Purchase Agreement..........................   4

              ERJ145 Aircraft Purchase Agreement........................   6

              General...................................................   7

APPENDIX - GENERAL INFORMATION .........................................   9

--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------

   In this circular, unless the context otherwise requires, the following expressions have the following meanings:

"A319 AIRCRAFT"             means the five A319 aircraft (with engines) being
                            purchased by the Company from Airbus SAS;

"A319 AIRCRAFT PURCHASE     means an agreement dated 16th March, 2005 between
     AGREEMENT"             the Company and Airbus SAS in respect of the
                            purchase by the Company of the A319 Aircraft from Airbus SAS;

"AIRBUS SAS"                means Airbus SAS, a company created and existing
                            under the laws of France;

"COMPANY"                   means [Chinese Characters] (China Eastern Airlines
                            Corporation Limited), a joint stock limited company incorporated in the People's Republic of China with limited liability, whose H shares, A shares and American depositary shares are listed on the Stock
                            Exchange, the Shanghai Stock Exchange and the New
                            York Stock Exchange, Inc., respectively;

"DIRECTORS"                 means the directors of the Company;

"ERJ145 AIRCRAFT"           means the five ERJ145 aircraft (with engines) being
                            purchased by Jiangsu Airlines from Harbin Embraer;

"ERJ145 AIRCRAFT PURCHASE   means an agreement dated 23rd March, 2005 between
     AGREEMENT"             Jiangsu Airlines and Harbin Embraer in respect of
                            the purchase by Jiangsu Airlines of the ERJ145
                            Aircraft from Harbin Embraer;

"GROUP"                     means the Company and its subsidiaries;

"HARBIN EMBRAER"            means Harbin Embraer Aircraft Industry Co., Ltd.,
                            a company based in China;

"HK$"                       means Hong Kong dollar, the lawful currency of Hong
                            Kong;

"HONG KONG"                 means the Hong Kong Special Administrative Region of
                            the People's Republic of China;

"JIANGSU AIRLINES"          means [Chinese Characters] (China Eastern Airlines
                            Jiangsu Co., Ltd.), a 62.56% owned subsidiary of the Company;

--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------



"LATEST PRACTICABLE DATE"   means 1st April, 2005, being the latest practicable
                            date for ascertaining certain information referred to in this circular prior to the printing of this circular;

"LISTING RULES"             means the Rules Governing the Listing of Securities
                            on The Stock Exchange of Hong Kong Limited;

"RMB"                       means Renminbi, the lawful currency of the People's
                            Republic of China;

"SFO" means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong); and

"STOCK EXCHANGE"            means The Stock Exchange of Hong Kong Limited.

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

                                 [COMPANY LOGO]
               (A joint stock limited company incorporated in the People's Republic of China with limited liability)
                                (Stock code: 670)

DIRECTORS:                                       LEGAL ADDRESS:
Li Fenghua (Chairman, Executive Director)        66 Airport Street
Ye Yigan (Non-executive Director)                Pudong International Airport
Cao Jianxiong (Non-executive Director)           Shanghai
Wan Mingwu (Vice President, Executive Director) The People's Republic of China Zhong Xiong (Non-executive Director)
Luo Zhuping (Executive Director)                 HEAD OFFICE:
                                                 2550 Hongqiao Road
Independent non-executive Directors:             Shanghai
Hu Honggao                                       The People's Republic of China
Peter Lok
Wu Baiwang                                       PLACE OF BUSINESS IN HONG KONG:
Zhou Ruijin                                      5th Floor, McDonald's Building
Xie Rong                                         48 Yee Wo Street
                                                 Hong Kong

                                                 HONG KONG SHARE REGISTRAR AND
                                                   TRANSFER OFFICE:
                                                 Hong Kong Registrars Limited
                                                 Rooms 1712-1716, 17th Floor
                                                 Hopewell Centre
                                                 183 Queen's Road East
                                                 Hong Kong

                                                 7th April, 2005

To the shareholders of the Company

Dear Sir or Madam,

                            DISCLOSEABLE TRANSACTIONS
                       (1) PURCHASE OF FIVE A319 AIRCRAFT
                                 BY THE COMPANY
                      (2) PURCHASE OF FIVE ERJ145 AIRCRAFT
                               BY JIANGSU AIRLINES

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

INTRODUCTION

      As disclosed in the announcements issued by the Company dated 17th March, 2005 and 23rd March, 2005: (1) the Company entered into the A319 Aircraft Purchase Agreement with Airbus SAS on 16th March, 2005, pursuant to which the Company agreed to purchase the A319 Aircraft from Airbus SAS; and (2) Jiangsu Airlines entered into the ERJ145 Aircraft Purchase Agreement with Harbin Embraer on 23rd March, 2005, pursuant to which Jiangsu Airlines agreed to purchase the ERJ145 Aircraft from Harbin Embraer.

      Each of the A319 Aircraft Purchase Agreement and the ERJ145 Aircraft Purchase Agreement constitutes a discloseable transaction of the Company under the Listing Rules as applied by the Stock Exchange. The purpose of this circular is to provide the shareholders of the Company with information in relation to these agreements and the transactions in compliance with the Listing Rules.

A319 AIRCRAFT PURCHASE AGREEMENT

      As mentioned above, the Company entered into the A319 Aircraft Purchase Agreement with Airbus SAS on 16th March, 2005, pursuant to which the Company agreed to purchase from Airbus SAS the A319 Aircraft in accordance with the terms and conditions thereof.

AIRBUS SAS

      Airbus SAS, to the Directors' knowledge, is principally engaged in the business of manufacturing and selling commercial aircraft.

      To the best of the Directors' knowledge, information and belief having made all reasonable enquiry, Airbus SAS and its ultimate beneficial owner(s) are third parties independent of the Company and connected persons (as defined in the Listing Rules) of the Company, and are not connected persons of the Company.

A319 AIRCRAFT

      The asset value of each of the A319 Aircraft (as determined based on the relevant 2000 price catalog of Airbus SAS) is approximately RMB380 million (approximately HK$350 million), and the total asset value of the A319 Aircraft amounts in aggregate to approximately RMB1,900 million (approximately HK$1,770 million). The Company has not conducted any independent valuation on the A319 Aircraft.

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

CONSIDERATION AND PAYMENT TERMS

      The aggregate consideration for the A319 Aircraft being purchased by the Company pursuant to the A319 Aircraft Purchase Agreement (which was determined as a matter of commercial decision after arm's length negotiations) is less than the total asset value of the A319 Aircraft as stated above. The relevant "percentage ratio" calculated under Rule 14.07 of the Listing Rules is more than 5% but less than 25%, thus the transaction constitutes a discloseable transaction of the Company.

      The consideration is payable by cash in United States dollars in instalments, and is being funded principally by way of financing arrangements with banking institutions.

DELIVERY

      The A319 Aircraft are expected to be delivered to the Company in stages from February 2006 to July 2007.

REASONS FOR ENTERING INTO THE TRANSACTION AND BENEFITS EXPECTED TO ACCRUE TO THE COMPANY

      The Company is principally engaged in the business of civil aviation. The A319 Aircraft being acquired from Airbus SAS will be introduced to the Company's fleet, principally to cater for the increasing market demand in the foreseeable future. A319 aircraft, among Airbus SAS' A320 series, are installed with equipment for hault and high operations, and are well-tailored to serve routes over plateau areas and hault and high routes. The A319 Aircraft being acquired by the Company are therefore expected to be beneficial to the Company and its business pursuits, particularly in developing such routes. The Directors believe that the A319 Aircraft will also be able to provide more comfortable, convenient and high quality services to the Company's passengers, enhancing its operating capability and strengthening its safety administration in the aviation industry, both domestic and international alike.

      The transaction contemplated under the A319 Aircraft Purchase Agreement has recently been approved by the relevant regulatory authority(ies) in the People's Republic of China in compliance with the relevant regulatory requirements. The Directors believe that the terms of the A319 Aircraft Purchase Agreement and the transaction thereunder are fair and reasonable and in the interests of the Company's shareholders as a whole.

FINANCIAL IMPACT OF THE TRANSACTION

      As mentioned above, the consideration for the A319 Aircraft is being funded principally by way of financing arrangements with banking institutions. The transaction may therefore result in an increase in the Company's short-term debt-to-equity ratio, but is not expected to impact on the Company's cash-flow position or its business operations. It is anticipated that the acquisition would

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

result in an increase in the Company's fixed assets, with liabilities to be settled by required bank loans on the delivery of each aircraft. Save as described above, the transaction is not expected to result in any material impact on the earnings and assets and liabilities of the Company.

ERJ145 AIRCRAFT PURCHASE AGREEMENT

      As mentioned above, Jiangsu Airlines entered into the ERJ145 Aircraft Purchase Agreement with Harbin Embraer on 23rd March, 2005, pursuant to which Jiangsu Airlines agreed to purchase from Harbin Embraer the ERJ145 Aircraft in accordance with the terms and conditions thereof.

HARBIN EMBRAER

      Harbin Embraer, to the Directors' knowledge, is principally engaged in the business of manufacturing ERJ145 aircraft in China.

      To the best of the Directors' knowledge, information and belief having made all reasonable enquiry, Harbin Embraer and its ultimate beneficial owner(s) are third parties independent of the Company and connected persons (as defined in the Listing Rules) of the Company, and are not connected persons of the Company.

ERJ145 AIRCRAFT

      The asset value of each of the ERJ145 Aircraft (as determined based on the relevant price catalog (January 2004) of Harbin Embraer) is approximately RMB182 million (approximately HK$172 million), and the total asset value of the ERJ145 Aircraft amounts in aggregate to approximately RMB910 million (approximately HK$860 million). The Company has not conducted any independent valuation on the ERJ145 Aircraft.

CONSIDERATION AND PAYMENT TERMS

      The aggregate consideration for the ERJ145 Aircraft being purchased by Jiangsu Airlines pursuant to the ERJ145 Aircraft Purchase Agreement, which was determined as a matter of commercial decision after arm's length negotiations, is less than the total asset value of the ERJ145 Aircraft as stated above. The relevant "percentage ratio" calculated under Rule 14.07 of the Listing Rules is more than 5% but less than 25%, thus the transaction constitutes a discloseable transaction of the Company.

      The consideration is payable by cash in Renminbi in instalments, and is being funded principally by way of financing arrangements with banking institutions.

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

DELIVERY

      The ERJ145 Aircraft are expected to be delivered in stages from August 2005 to April 2006.

REASONS FOR ENTERING INTO THE TRANSACTION AND BENEFITS EXPECTED TO ACCRUE TO THE GROUP

      The Group is principally engaged in the business of civil aviation. The ERJ145 Aircraft, being brand-new aircraft tailored for ancillary routes, will be introduced to the Group's fleet, principally to cater for the expected increasing market demand in regional aviation markets over Nanjing and its aviation network. The Directors believe that the ERJ145 Aircraft will also be able to provide more comfortable, convenient and high quality services to passengers of Jiangsu Airlines, enhancing its operating capability and safety administration of the Group in the aviation industry.

      The transaction contemplated under the ERJ145 Aircraft Purchase Agreement has been approved by the relevant regulatory authority(ies) in the People's Republic of China in compliance with the relevant regulatory requirements. The Directors believe that the terms of the ERJ145 Aircraft Purchase Agreement and the transaction thereunder are fair and reasonable and in the interests of the Company's shareholders as a whole.

FINANCIAL IMPACT OF THE TRANSACTION

      As mentioned above, the consideration for the ERJ145 Aircraft is being funded principally by way of financing arrangements with banking institutions. The transaction may therefore result in an increase in the Group's short-term debt-to-equity ratio, but is not expected to impact on the Group's cash-flow position or its business operations. It is anticipated that the acquisition would result in an increase in the Group's fixed assets, with liabilities to be settled by required bank loans on the delivery of each aircraft. Save as described above, the transaction is not expected to result in any material impact on the earnings and assets and liabilities of the Group.

GENERAL

DISCLOSEABLE TRANSACTIONS

      Each of the A319 Aircraft Purchase Agreement and the ERJ145 Aircraft Purchase Agreement constitutes a discloseable transaction of the Company under the Listing Rules as applied by the Stock Exchange.

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

ADDITIONAL INFORMATION

      Your attention is also drawn to the additional information set out in the appendix to this circular.

                                                 Yours faithfully,
                                  For and on behalf of the board of Directors of
                                    CHINA EASTERN AIRLINES CORPORATION LIMITED
                                                    LI FENGHUA
                                                     Chairman

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------

RESPONSIBILITY STATEMENT

      This circular includes particulars given in compliance with the Listing Rules for the purpose of giving information with regard to the Group. The Directors collectively and individually accept full responsibility for the accuracy of the information contained in this circular and confirm, having made all reasonable enquiries, that to the best of their knowledge and belief, there are no other facts not contained in this circular, the omission of which would make any statement herein misleading.

DISCLOSURE OF INTERESTS

DIRECTORS, SUPERVISORS, CHIEF EXECUTIVES AND SENIOR MANAGEMENT

      The interests of the Directors, supervisors, chief executives and senior management in the issued share capital of the Company as at the Latest Practicable Date were set out as follows:

                                                           NUMBER AND TYPE OF SHARES HELD AND NATURE OF INTEREST
                                                                                                           CAPACITY IN WHICH
                                                                                                                THE A SHARES
      NAME             POSITION                        PERSONAL   FAMILY    CORPORATE             TOTAL            WERE HELD

      Li Fenghua       Chairman,                              -        -            -                 0                    -
                          Executive Director
      Ye Yigan         Non-executive Director                 -        -            -                 0                    -
      Cao Jianxiong    Non-executive Director    2,800 A shares        -            -    2,800 A shares     Beneficial owner
                                                       (Note 1)                                (Note 1)
      Wan Mingwu       Vice President,                        -        -            -                 0                    -
                          Executive Director
      Zhong Xiong      Non-executive Director    2,800 A shares        -            -    2,800 A shares     Beneficial owner
                                                       (Note 1)                                (Note 1)
      Luo Zhuping      Executive Director,       2,800 A shares        -            -    2,800 A shares     Beneficial owner
                          Company secretary            (Note 1)                                (Note 1)
      Hu Honggao       Independent                            -        -            -                 0                    -
                          non-executive
                          Director
      Peter Lok        Independent                            -        -            -                 0                    -
                          non-executive
                          Director
      Wu Baiwang       Independent                            -        -            -                 0                    -
                          non-executive
                          Director
      Zhou Ruijin      Independent                            -        -            -                 0                    -
                          non-executive
                          Director
      Xie Rong         Independent                            -        -            -                 0                    -
                          non-executive
                          Director

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------


                                                           NUMBER AND TYPE OF SHARES HELD AND NATURE OF INTEREST
                                                                                                           CAPACITY IN WHICH
                                                                                                                THE A SHARES
      NAME             POSITION                        PERSONAL   FAMILY    CORPORATE             TOTAL            WERE HELD

      Li Wenxin        Chairman of the                        -        -            -                 0                    -
                          Supervisory
                          Committee
      Ba Shengji       Supervisor                2,800 A shares        -            -    2,800 A shares     Beneficial owner
                                                       (Note 1)                                (Note 1)
      Yang Xingen      Supervisor                             -        -            -                 0                    -
      Yang Jie         Supervisor                             -        -            -                 0                    -
      Liu Jiashun      Supervisor                             -        -            -                 0                    -
      Luo Chaogeng     President                              -        -            -                 0                    -
      Wu Yulin         Vice President            2,800 A shares        -            -    2,800 A shares     Beneficial owner
                                                       (Note 1)                                (Note 1)
      Wu Jiuhong       Vice President                         -        -            -                 0                    -
      Yang Xu          Vice President            1,000 A shares        -            -    1,000 A shares     Beneficial owner
                                                       (Note 2)                                (Note 2)
      Zhou Liguo       Vice President                         -        -            -                0                    -
      Zhang
         Jianzhong     Vice President                         -        -            -                0                    -
      Luo Weide        Chief Financial Officer                -        -            -                0                    -

      Note 1: representing approximately 0.000933% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

      Note 2: representing approximately 0.000333% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

      Save as disclosed above, as at the Latest Practicable Date, none of the Directors, the Company's supervisors, chief executives or members of senior management of the Company had any interest or short position in the shares, underlying shares and/or debentures (as the case may be) of the Company and/or any of its associated corporations (within the meaning of Part XV of the SFO) which was (i) required to be notified to the Company and the Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including any interest and short position which he/she was taken or deemed to have under such provisions of the SFO) or (ii) required to be entered in the register of interests required to be kept by the Company pursuant to section 352 of the SFO or (iii) otherwise required to be notified to the Company and the Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Companies as set out in appendix 10 to the Listing Rules.

      Each of Li Fenghua, Ye Yigan, Cao Jianxiong, Zhong Xiong, Li Wenxin and Ba Shengji was as at the Latest Practicable Date a director or employee of China Eastern Air Holding Company, which, as disclosed below, was a company having, as at the Latest Practicable Date, an interest in the Company's shares required to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO.

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------

SUBSTANTIAL SHAREHOLDERS

Interests in the Company

      So far as is know to the Directors, as at the Latest Practicable Date, each of the following persons, other than a Director, supervisor, chief executive or member of the Company's senior management, had an interest and/or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was otherwise interested in 5% or more of any class of the then issued share capital of the
Company:

                                                                                INTEREST
                                                                     AS AT THE LATEST PRACTICABLE DATE
                                                             APPROXIMATE        APPROXIMATE        APPROXIMATE
                                                           PERCENTAGE OF      PERCENTAGE OF      PERCENTAGE OF
                                                         SHAREHOLDING IN    SHAREHOLDING IN    SHAREHOLDING IN
                                                           THE COMPANY'S      THE COMPANY'S      THE COMPANY'S
      NAME OF             NATURE OF         NUMBER OF       TOTAL ISSUED       TOTAL ISSUED       TOTAL ISSUED        SHORT
      SHAREHOLDER         SHARES HELD     SHARES HELD      SHARE CAPITAL           A SHARES           H SHARES     POSITION

      China Eastern       A shares       3,000,000,000            61.64%             90.91%                  -            -
         Air Holding      (unlisted
         Company          State-owned
                          legal person
                          shares)

      HKSCC
         Nominees
         Limited (Note)   H shares       1,485,465,163            30.52%                  -             94.80%     See Note

      Note:

      Based on the information available to the Directors as at the Latest Practicable Date (including such information as was available on the website of the Stock Exchange) and so far as the Directors are aware and understand, as at the Latest Practicable Date:

      Among the 1,485,465,163 H shares held by HKSCC Nominees Limited, Morgan Stanley International Incorporated had an interest in an aggregate of 104,122,000 H shares of the Company (representing approximately 6.64% of its then total issued H shares). According to the information as disclosed in the website of the Stock Exchange and so far as the Directors are aware and understand, Morgan Stanley International Incorporated, which was (or its directors were) accustomed to act in accordance with the directions of Morgan Stanley, held its indirect interest in the Company as at the Latest Practicable Date in the manner as follows:

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------

       (a) 89,874,000 H shares, representing approximately 5.736% of the Company's then total issued H shares, were held by Morgan Stanley Investment Management Company in the capacity of beneficial owner. Morgan Stanley Investment Management Company was ultimately 100% held by Morgan Stanley Asia Pacific (Holdings) Limited, which, in turn, was 90% held by Morgan Stanley International Incorporated;

      (b) 390,000 H shares, representing approximately 0.025% of the Company's then total issued H shares, were held by Morgan Stanley Asset & Investment Trust Management Co., Limited, which was 100% held by Morgan Stanley International Incorporated;

      (c) 262,000 H shares, representing approximately 0.017% of the Company's then total issued H shares, were held by Morgan Stanley & Co International Limited. Morgan Stanley & Co International Limited was ultimately 100% held by Morgan Stanley Group (Europe). Morgan Stanley Group (Europe) was approximately 98.30% held by Morgan Stanley International Limited, which, in turn, was 100% held by Morgan Stanley International Incorporated; and

      (d) 1,296,000 H shares, representing approximately 0.083% of the Company's then total issued H shares, were held by Morgan Stanley Capital (Luxembourg) S.A., which was approximately 93.75% held by Morgan Stanley International Incorporated.

      According to the information as disclosed in the website of the Stock Exchange and so far as the Directors are aware and understand, as at the Latest Practicable Date, Morgan Stanley International Incorporated also had a short position in 12,300,000 H shares of the Company (representing approximately 0.78% of its then total issued H shares).

Interests in other members of the Group

      So far as is know to the Directors, as at the Latest Practicable Date, each of the following persons, other than the Company or any of its directors, supervisors, chief executives and members of the senior management, was directly or indirectly interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of the relevant member of the Group:

                                               NAME OF RELEVANT SUBSTANTIAL                    APPROXIMATE PERCENTAGE
       SUBSIDIARY                              SHAREHOLDER                                            OF SHAREHOLDING

       [Chinese Characters]                    [Chinese Characters]                                               30%
          (China Cargo Airlines                   (China Ocean Shipping (Group)
          Co., Ltd.)                               Company)

       [Chinese Characters]                    [Chinese Characters]                                               30%
          (Shanghai Eastern Logistics             (China Ocean Shipping (Group)
          Co. Ltd.)                               Company)

       [Chinese Characters]                    [Chinese Characters]                                            23.89%
          (China Eastern Airlines                 (Jiangsu Provincial Guoxin Asset
          Jiangsu Co., Ltd.)                      Management Group Co., Ltd.)

       [Chinese Characters]                    Aircraft Engineering Investment Ltd.                               40%
          (Shanghai Eastern Aircraft
          Maintenance Co., Ltd.)

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------

                                               NAME OF RELEVANT SUBSTANTIAL                    APPROXIMATE PERCENTAGE
       SUBSIDIARY                              SHAREHOLDER                                            OF SHAREHOLDING

       [Chinese Characters]                    [Chinese Characters]                                               45%
           (Eastern Airlines                     (Shantou Aviation Equipment Group
           (Shantou) Economic                    Company)
           Development Co., Ltd.)

       [Chinese Characters]                    [Chinese Characters]                                               49%
           (Shanghai Technology                  (Singapore Technology Aerospace Limited)
           Aerospace Company Limited)

      Save as disclosed above and so far as is known to the Directors, as at the Latest Practicable Date, no other person (other than the Directors, the Company's supervisors, chief executives or members of senior management of the Company) had an interest or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was directly or indirectly interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of any other member of the Group.

MISCELLANEOUS

COMPANY'S OFFICERS

      Mr. Luo Zhuping, who is a holder of a Master's degree in global economics, is the secretary of the Company.

      Mr. Luo Weide, the Company's Chief Financial Officer having a professional accounting qualification recognised in the PRC, is the qualified accountant of the Company appointed pursuant to Rule 3.24 of the Listing Rules. Since Mr. Luo does not possess the professional qualification normally required under Rule
3.24 of the Listing Rules, the Company has applied for, and the Stock Exchange has granted, a conditional waiver from strict compliance with that rule for a period of three years commencing on 28th January, 2005. Details of the waiver are disclosed in the Company's announcement dated 1st February, 2005.

SERVICE CONTRACTS

      As at the Latest Practicable Date, none of the Directors or proposed directors of the Company had any existing or proposed service contract with any member of the Group (excluding contracts expiring or terminable by the employer within a year without payment of any compensation (other than statutory compensation)).

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------

COMPETING INTERESTS

      Save as disclosed, as at the Latest Practicable Date, none of the Directors or, so far as is known to them, any of their respective associates (as defined in the Listing Rules) was interested in any business (apart from the Group's business) which competes or is likely to compete either directly or indirectly with the Group's business (as would be required to be disclosed under Rule 8.10 of the Listing Rules if each of them were a controlling shareholder).

LITIGATION

      As at the Latest Practicable Date, the Directors were not aware of any litigation or claim of material importance pending or threatened against any member of the Group.